Malcolm D. Crawford
                          Attorney and Conselor at Law
                           3631 E. 7th Avenue Parkway
                                Denver, Colorado

Telephone  (303) 388-7752                               California Office
Facsimile  (303) 388-7755                               Ronald S. Tucker, Esq
                                                        76 Costa Brava
Res.       (303) 321-3630                               Laguna Nigel, CA 92677

                               November 26, 1996

Board of Directors
NatureNu Corporation
806 Packer Way
Sparks, NV 89431

                  Re: Legal Opinion and Consent for Form SB-2

Gentlemen:

     This will confirm that I assisted in the preparation of the Form SB-2 to be filed with the Securities and Exchange Commission on or about November 29, 1996, and hereby consent to the reference to my engagement as set forth in the Prospectus under the caption "LEGAL MATTERS."

     Subject  to   subsequent   clarification   of  matters   contained  in  the
Registration Statement before it becomes effective, it is my opinion that the shares to be offered and sold will be fully paid and non-assessable.

                                   Respectfully submitted,


                                   /s/  MALCOLM D. CRAWFORD
                                   --------------------------------------------
                                   Malcolm D. Crawford, Esq.

MDC:aut